SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                               September 24, 2001
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                             (Debtor-in-Possession)
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (847) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938







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Item 5   Other Events


On September 24, 2001, Comdisco, Inc. announced that Michael A. Fazio, 39, had been named to the position of president and chief operating officer and chief executive officer, Europe, and that Ronald C. Mishler, 41, had been named senior vice president and chief financial officer, replacing Mr. Fazio. Norman P. Blake, who had been serving as chairman, president and chief executive officer, continues as chairman and chief executive officer. All appointments are effective immediately. On September 24, 2001, the Company issued a press release relating to the foregoing. A copy of the press release is attached hereto.

In addition to his new position as president and chief operating officer, and chief executive officer, Europe, Mr. Fazio was elected to the board of directors.

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Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

         Exhibit No.      Description

         99.1             Press Release of Comdisco, Inc., dated
                          September 24, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               COMDISCO, INC.

                                    By:     /s/ Ronald Mishler
                                            ---------------------------
                                            Name:    Ronald Mishler
                                            Title:   Chief Financial Officer

Dated:   October 18, 2001


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                                  EXHIBIT INDEX


     Exhibit No.       Description

    99.1              Press Release of Comdisco, Inc., dated September 24, 2001



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

EXHIBIT 99.1
  NEWS RELEASE


              COMDISCO ANNOUNCES EXECUTIVE MANAGEMENT APPOINTMENTS


ROSEMONT, IL, September 24, 2001 - Comdisco, Inc. (NYSE:CDO) announced today that Michael A. Fazio, 39, has been named to the newly created position of president and chief operating officer and chief executive officer, Europe, and that Ronald C. Mishler, 41, has been named senior vice president and chief financial officer, replacing Mr. Fazio. Norman P. Blake, who had been serving as chairman, president and chief executive officer, continues as chairman and chief executive officer. All appointments are effective immediately.

"With these appointments today, we've taken an important step to further strengthen Comdisco's management effectiveness at a pivotal time for the company," said Norm Blake, chairman and CEO. "Michael and Ron have abilities and experience that should prove invaluable in helping to guide Comdisco through the reorganization process toward our goal of emergence from Chapter 11 early in 2002."

In his new position, Mr. Fazio will have direct responsibility for Comdisco's European Operations, its Ventures division and its Finance operations, reporting to Mr. Blake. Mr. Fazio joined Comdisco in July 2001 as executive vice president and chief financial officer. Prior to that, he was president and chief executive officer of Pretzel Logic Software, Inc. From 1999 to 2000, he was executive vice president/managing director and chief operating officer - Americas for Deutsche Bank AG. Mr. Fazio began his career with Arthur Andersen in 1983, serving in increasingly responsible positions in Andersen's Financial Market Industry Practice, including partner-in-charge of its New York Banking, Brokerage and Investment Banking Industry Practice until 1999.

In his new position, Mr. Mishler will be responsible for Comdisco's Finance, Treasury and Accounting functions, reporting to Mr. Fazio. Mr. Mishler joined Comdisco in July as senior vice president and treasurer. Prior to Comdisco, he served as senior vice president and treasurer of Old Kent Financial Corporation from 1998 to 2001. Before that, he was vice president and treasurer of USF&G Corporation from 1996 to 1998, and from 1984 to 1996 he held various financial analysis and management positions at Heller International Corporation.

Comdisco, Inc. and 50 domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Illinois on July 16, 2001. The filing allows the company to provide for an orderly sale of some of its businesses, while resolving short-term liquidity issues and enabling the company to reorganize on a sound financial basis to support its continuing businesses. Simultaneous with the filing, Comdisco also announced the proposed sale of substantially all of its Availability Solutions business to Hewlett-Packard Company for $610 million. Closing of that transaction is subject to a court-supervised auction process.

Comdisco's operations located outside of the United States were not included in the chapter 11 reorganization cases. All of Comdisco's businesses, including those that filed for chapter 11, are conducting normal operations. Comdisco is continuing to pursue other strategic alternatives to create value for its stakeholders, including the potential sale of its leasing businesses, as well as the restructuring of its Ventures group. The company has targeted emergence from chapter 11 during early 2002.

About Comdisco

Comdisco (www.comdisco.com) provides technology services worldwide to help its customers maximize technology functionality, predictability and availability, while freeing them from the complexity of managing their technology. The
Rosemont, (IL) company offers a complete suite of information technology services including business continuity, managed web hosting, storage and IT Control and Predictability Solutions SM. Comdisco offers leasing to key vertical industries, including semiconductor manufacturing and electronic assembly, healthcare, telecommunications, pharmaceutical, biotechnology and manufacturing. Through its Ventures division, Comdisco provides equipment leasing and other financing and services to venture capital backed companies.

Safe Harbor:
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and
Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP Facility; Court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's cases to Chapter 7 cases; the ability of the Company to reduce its workforce and related expenses and to achieve anticipated cost savings; year end audit and other procedures which may affect the Company's 2001 financial results; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders;
potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; and adjustments arising in the course of completing the analysis of information with respect to the review of the company's businesses and evaluation of impairment charges; continuing volatility in the equity markets, which can affect the availability of credit and other funding sources to the high technology sector companies in the Ventures portfolio, resulting in the inability of those companies to satisfy their obligations in a timely manner and an increase in bad debt experience beyond current reserves; continued consolidation in the telecommunications industry and curtailment of the growth plans of the remaining companies in that sector, which could result in fewer buyers and reduced prices for available Prism assets, and a further reduction in the proceeds actually received from the sale of those assets compared to prior estimates and an increase in the losses associated with the discontinued operation. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-Q for the quarter ended June 30, 2001. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Mary Moster
(847) 518-5147

Fred Spar or Jeremy Fielding
Kekst and Company
(212) 521-4800